Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2017 Results

Chicago - July 24, 2017 - Equity Commonwealth (NYSE: EQC) today reported its financial results for the quarter ended June 30, 2017. All per share results are reported on a diluted basis.

Financial results for the quarter ended June 30, 2017
Net loss attributable to common shareholders was $7.8 million, or $0.06 per share, for the quarter ended June 30, 2017. This compares to net income attributable to common shareholders of $71.3 million, or $0.56 per share, for the quarter ended June 30, 2016. The decline was primarily due to significant gains generated from property sales during the quarter ended June 30, 2016.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2017, were $31.1 million, or $0.25 per share. This compares to FFO for the quarter ended June 30, 2016 of $45.7 million, or $0.36 per share.

Normalized FFO was $27.1 million, or $0.22 per share. This compares to Normalized FFO for the quarter ended June 30, 2016 of $53.6 million, or $0.42 per share. The following items impacted Normalized FFO for the quarter ended June 30, 2017, compared to the corresponding 2016 period:

•	($0.31) per share of income from properties sold as part of the company’s previously announced repositioning plan;

•	($0.03) per share of same property cash NOI;

•	$0.05 per share of interest expense savings;

•	$0.04 per share of preferred distribution savings; and

•	$0.03 per share increase in interest income.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

The weighted average number of diluted common shares outstanding when calculating net income or loss per share for the quarter ended June 30, 2017 was 124,067,247 shares, compared to 126,936,590 for the quarter ended June 30, 2016. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended June 30, 2017 was 125,255,722 shares, compared to 126,936,590 for the quarter ended June 30, 2016.

Same property results for the quarter ended June 30, 2017
The company’s same property portfolio consisted of 21 properties totaling 11.7 million square feet, which excluded six properties designated as held for sale at the end of the quarter. Operating results were as follows:

•	The same property portfolio was 88.4% leased as of June 30, 2017, compared to 88.2% as of March 31, 2017, and 90.2% as of June 30, 2016.

•	The same property portfolio commenced occupancy was 86.3% as of June 30, 2017, compared to 85.8% as of March 31, 2017, and 86.9% as of June 30, 2016.

•	Same property NOI decreased 5.5% when compared to the same period in 2016.

•	Same property cash NOI decreased 7.5% when compared to the same period in 2016.

•	The company entered into leases for approximately 448,000 square feet, including renewal leases for approximately 252,000 square feet and new leases for approximately 196,000 square feet.

•	GAAP rental rates on new and renewal leases were 17.6% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 10.7% higher compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from April 1, 2016 through June 30, 2017 and excludes land parcels and properties owned during this period that are designated as held for sale.

Significant events during the quarter ended June 30, 2017
The company sold three properties totaling 871,000 square feet for a gross sales price of $98.5 million. The assets sold during the quarter include the following:

•
Parkshore Plaza, a 73.1% leased, 271,000 square foot office property in Folsom, CA, for a gross sale price of $40 million. The company also repaid the $41.3 million mortgage loan encumbering the property, which extinguished the company’s $2.3 million guaranty of the loan.

•	25 S. Charles, a 94.2% leased, 359,000 square foot office property in Baltimore, MD, for a gross sale price of $24.5 million.

•	802 Delaware, a 100% leased, 241,000 square foot office property in Wilmington, DE, for a gross sale price of $34.0 million.

Subsequent Events

•
The company closed on the sale of 1500 Market, also known as Centre Square, a 91.2% leased, 1,759,000 square foot office property in Philadelphia, PA, for a gross sale price of $328 million. This property was held for sale as of June 30, 2017.

•	The company redeemed its $250 million 6.65% Senior Unsecured Notes due in 2018, on July 15, 2017.

•	In addition to the five remaining held for sale properties, the company currently has four properties totaling 2.1 million square feet in various stages of the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss second quarter results on Tuesday, July 25, 2017, at 9:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2017 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. EQC’s portfolio, excluding properties held for sale, is comprised of 21 properties and 11.7 million square feet.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding marketing the company’s properties for sale, consummating asset sales and identifying future investment opportunities. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2017	December 31, 2016
ASSETS
Real estate properties:
Land	$232,857	$286,186
Buildings and improvements	1,961,445	2,570,704
	2,194,302	2,856,890
Accumulated depreciation	(561,003)	(755,255)
	1,633,299	2,101,635
Assets held for sale	348,203	—
Acquired real estate leases, net	42,719	48,281
Cash and cash equivalents	1,967,549	2,094,674
Marketable securities	278,072	—
Restricted cash	6,594	6,532
Rents receivable, net of allowance for doubtful accounts of $4,352 and $5,105, respectively	115,371	152,031
Other assets, net	99,309	122,922
Total assets	$4,491,116	$4,526,075

LIABILITIES AND EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,064,954	1,063,950
Mortgage notes payable, net	35,401	77,717
Liabilities related to properties held for sale	2,019	—
Accounts payable and accrued expenses	75,800	95,395
Assumed real estate lease obligations, net	1,429	1,946
Rent collected in advance	19,095	18,460
Security deposits	5,957	8,160
Total liabilities	$1,204,655	$1,265,628

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 124,089,443 and 123,994,465 shares issued and outstanding, respectively	1,241	1,240
Additional paid in capital	4,372,610	4,363,177
Cumulative net income	2,584,608	2,566,603
Cumulative other comprehensive income (loss)	1,235	(208)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(681,754)	(677,760)
Total shareholders’ equity	3,285,335	3,260,447
Noncontrolling interest	1,126	—
Total equity	$3,286,461	$3,260,447
Total liabilities and equity	$4,491,116	$4,526,075

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$74,352	$121,735	$154,557	$231,623
Tenant reimbursements and other income	17,247	23,632	36,593	50,879
Total revenues	$91,599	$145,367	$191,150	$282,502

Expenses:
Operating expenses	$37,284	$51,393	$78,371	$108,651
Depreciation and amortization	23,922	37,331	50,837	73,582
General and administrative	11,960	12,177	24,038	25,489
Loss on asset impairment	18,428	43,736	19,714	43,736
Total expenses	$91,594	$144,637	$172,960	$251,458

Operating income	$5	$730	$18,190	$31,044

Interest and other income	6,019	2,204	10,391	4,171
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $849, $949, $1,562 and $1,932, respectively)	(14,863)	(21,300)	(29,877)	(43,647)
Loss on early extinguishment of debt	(63)	—	(63)	(118)
Foreign currency exchange loss	—	—	—	(5)
Gain on sale of properties, net	3,136	106,375	19,590	143,041
(Loss) income before income taxes	(5,766)	88,009	18,231	134,486
Income tax expense	(45)	(165)	(220)	(240)
Net (loss) income	$(5,811)	$87,844	$18,011	$134,246
Net loss (income) attributable to noncontrolling interest	2	—	(6)	—
Net (loss) income attributable to Equity Commonwealth	$(5,809)	$87,844	$18,005	134,246
Preferred distributions	(1,997)	(6,981)	(3,994)	(13,962)
Excess fair value of consideration paid over carrying value of preferred shares (1)	—	(9,609)	—	(9,609)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(7,806)	$71,254	$14,011	$110,675

Weighted average common shares outstanding — basic (2)	124,067	125,508	124,057	125,674
Weighted average common shares outstanding — diluted (2)	124,067	126,937	125,203	127,229

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.06)	$0.57	$0.11	$0.88
Diluted	$(0.06)	$0.56	$0.11	$0.87

(1)
On May 15, 2016, we redeemed all of our 11,000,000 outstanding series E preferred shares at a price of $25.00 per share, for a total of $275.0 million, plus any accrued and unpaid dividends. The redemption payment occurred on May 16, 2016 (the first business day following the redemption date). We recorded $9.6 million related to the excess fair value of consideration paid over the carrying value of the preferred shares as a reduction to net income attributable to Equity Commonwealth common shareholders for the three and six months ended June 30, 2016.

(2)
As of June 30, 2017, we had granted RSUs and LTIP Units to certain employees, officers, and trustees. RSUs and LTIP Units contain service and market-based vesting components.  None of the RSUs or LTIP Units have vested. If the market-based vesting component of these awards was measured as of June 30, 2017, and 2016, 1,191 and 1,429 common shares would be issued, respectively. Using a weighted average basis, 0 and 1,429 common shares are reflected in diluted earnings per share for the three months ended June 30, 2017 and 2016, respectively, and 1,146 and 1,555 common shares are reflected in diluted earnings per share for the six months ended June 30, 2017 and 2016, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Calculation of FFO
Net (loss) income	$(5,811)	$87,844	$18,011	$134,246
Real estate depreciation and amortization	23,619	37,064	50,235	73,108
Loss on asset impairment	18,428	43,736	19,714	43,736
Gain on sale of properties	(3,136)	(106,375)	(19,590)	(143,041)
FFO attributable to Equity Commonwealth	33,100	62,269	68,370	108,049
Preferred distributions	(1,997)	(6,981)	(3,994)	(13,962)
Excess fair value of consideration paid over carrying value of preferred shares (1)	—	(9,609)	—	(9,609)
FFO attributable to EQC common shareholders and unitholders	$31,103	$45,679	$64,376	$84,478

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$31,103	$45,679	$64,376	$84,478
Lease value amortization	518	3,867	1,091	4,988
Straight line rent adjustments	(4,543)	(5,599)	(8,930)	(9,430)
Loss on early extinguishment of debt	63	—	63	118
Transition related expenses (2)	—	35	—	1,137
Foreign currency exchange loss	—	—	—	5
Excess fair value of consideration paid over carrying value of preferred shares (1)	—	9,609	—	9,609
Normalized FFO attributable to EQC common shareholders and unitholders	$27,141	$53,591	$56,600	$90,905

Weighted average common shares and units outstanding -- basic (3)	124,106	125,508	124,091	125,674
Weighted average common shares and units outstanding -- diluted (3)	125,256	126,937	125,203	127,229
FFO attributable to EQC common shareholders and unitholders per share -- basic	$0.25	$0.36	$0.52	$0.67
FFO attributable to EQC common shareholders and unitholders per share -- diluted	$0.25	$0.36	$0.51	$0.66
Normalized FFO attributable to EQC common shareholders and unitholders per share -- basic	$0.22	$0.43	$0.46	$0.72
Normalized FFO attributable to EQC common shareholders and unitholders per share -- diluted	$0.22	$0.42	$0.45	$0.71

(1)
On May 15, 2016, we redeemed all of our 11,000,000 outstanding series E preferred shares at a price of $25.00 per share, for a total of $275.0 million, plus any accrued and unpaid dividends. The redemption payment occurred on May 16, 2016 (the first business day following the redemption date). We recorded $9.6 million related to the excess fair value of consideration paid over the carrying value of the preferred shares as a reduction to net income attributable to Equity Commonwealth common shareholders for the three and six months ended June 30, 2016.

(2)
Transition related expenses are primarily related to the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex beginning in February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. No transition related expenses were incurred during 2017. There is no future obligation to pay any amounts under the shareholder-approved agreement to Related/Corvex.

(3)
As of June 30, 2017, we had granted RSUs and LTIP Units to certain employees, officers, and trustees. RSUs and LTIP Units contain service and market-based vesting components.  None of the RSUs or LTIP Units have vested. If the market-based vesting component of these awards was measured as of June 30, 2017, and 2016, 1,191 and 1,429 common shares would be issued, respectively. Using a weighted average basis, 1,189 and 1,429 common shares are reflected in diluted FFO per common share, and diluted Normalized FFO per common share for the three months ended June 30, 2017 and 2016, respectively and 1,146 and 1,555 common shares are reflected in diluted FFO per common share and diluted Normalized FFO per common for the six months ended June 30, 2017 and 2016, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, operating income (loss) and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$74,352	$121,735	$154,557	$231,623
Tenant reimbursements and other income	17,247	23,632	36,593	50,879
Operating expenses	(37,284)	(51,393)	(78,371)	(108,651)
NOI	$54,315	$93,974	$112,779	$173,851
Straight line rent adjustments	(4,543)	(5,599)	(8,930)	(9,430)
Lease value amortization	518	3,867	1,091	4,988
Lease termination fees	(814)	(17,433)	(2,525)	(17,744)
Cash Basis NOI	$49,476	$74,809	$102,415	$151,665
Cash Basis NOI from non-same properties (1)	(7,467)	(29,397)	(18,449)	(63,755)
Same Property Cash Basis NOI	$42,009	$45,412	$83,966	$87,910
Non-cash rental income and lease termination fees from same properties	4,469	3,763	8,465	6,271
Same Property NOI	$46,478	$49,175	$92,431	$94,181

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$46,478	$49,175	$92,431	$94,181
Non-cash rental income and lease termination fees from same properties	(4,469)	(3,763)	(8,465)	(6,271)
Same Property Cash Basis NOI	$42,009	$45,412	$83,966	$87,910
Cash Basis NOI from non-same properties (1)	7,467	29,397	18,449	63,755
Cash Basis NOI	$49,476	$74,809	$102,415	$151,665
Straight line rent adjustments	4,543	5,599	8,930	9,430
Lease value amortization	(518)	(3,867)	(1,091)	(4,988)
Lease termination fees	814	17,433	2,525	17,744
NOI	$54,315	$93,974	$112,779	$173,851
Depreciation and amortization	(23,922)	(37,331)	(50,837)	(73,582)
General and administrative	(11,960)	(12,177)	(24,038)	(25,489)
Loss on asset impairment	(18,428)	(43,736)	(19,714)	(43,736)
Operating Income	$5	$730	$18,190	$31,044

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2016 through June 30, 2017. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2016 through June 30, 2017. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.